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                                                                    Exhibit 1.02
                             SUBSCRIPTION AGREEMENT
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DSL.net, Inc.
545 Long Wharf Drive
New Haven, CT  06511

Attention:  David F. Struwas, President and Chief Executive Officer

Gentlemen:

     1.  SUBSCRIPTION.  Subject to the terms and conditions hereof, the
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undersigned hereby irrevocably subscribes for and agrees to purchase _____
shares (the "Shares") of the common stock, $.0005 par value (the "Common Stock"), of DSL.net, Inc. (the "Company") at a price of $___ per share, and an aggregate purchase price of $________ (the "Purchase Price").

     2.  CLOSING.  The closing shall take place at the offices of Testa, Hurwitz
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& Thibeault, High Street Tower, 125 High Street, Boston, Massachusetts 02110, at
10:00 a.m., Boston time, on ______, 1999, or at such other location, date and time as may be agreed upon between the undersigned and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"); provided, however, that notwithstanding anything to the contrary herein, the undersigned shall have no obligation to purchase the Shares unless the Closing shall occur simultaneously with the closing of the purchase and sale of the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Underwriting Agreement dated _________, 1999 by and among the Company and Deutsche Bank Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and DLJdirect Inc. (the "Underwriting Agreement"). At the Closing, the Company shall issue or have issued and deliver to the undersigned a stock certificate or certificates in definitive form, registered in the name of the undersigned, representing the Shares. As payment in full for the Shares, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date, the undersigned shall transfer the Purchase Price of the Shares to the account of the Company by wire transfer.

     3.  REPRESENTATIONS AND ACKNOWLEDGEMENTS OF THE UNDERSIGNED.
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          3.1.  AUTHORITY:  The undersigned represents and warrants to the
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     Company that the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the undersigned and constitutes a valid and binding obligation of the undersigned enforceable in accordance with its terms.

          3.2.  ACKNOWLEDGEMENT:  The undersigned hereby acknowledges that it
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     has received and reviewed the preliminary prospectus of the Company dated
     September 7, 1999.
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     4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents
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and warrants to the undersigned as follows:

          4.1.  ORGANIZATION AND STANDING:  The Company is a corporation duly
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     organized, validly existing and in good standing under the laws of the
     State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted.

          4.2.  ISSUANCE OF SHARES:  The issuance, sale and delivery of the
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     Shares in accordance with this Agreement, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance.

          4.3. AUTHORITY FOR AGREEMENT: The execution, delivery and performance
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     by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

          4.4. REGISTRATION ON FORM S-1: The Shares have been registered on the
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     Company's Registration Statement on Form S-1 (File No. 333-80141) filed on
     June 7, 1999, as amended.

  5.  MISCELLANEOUS.
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          5.1.  NOTICES:  All notices or other communications given or made
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     hereunder shall be in writing and shall be effective when either served by personal delivery, express overnight courier service, electronic facsimile transmission or by first class mail, postage prepaid, to the undersigned at the address set forth below or to the Company at the address set forth above.

          5.2.  GOVERNING LAW:  This Agreement shall be governed by and
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     construed in accordance with the internal laws of the State of Delaware.

          5.3.  ENTIRE AGREEMENT:  This Agreement constitutes the entire
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     agreement between the parties with respect to the subject matter hereof and may be amended or superseded only by a writing executed by the parties.

  6.  CONTINUING EFFECTING OF REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.
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The representations and warranties of Sections 3 and 4 are true and accurate as of the date of this Agreement and shall be true and accurate as of the Closing Date, and shall survive delivery and acceptance of the Shares. If in any respect such representations, warranties and acknowledgments shall not be true and accurate at the Closing Date, such party
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shall give immediate written notice of such fact to the other party, specifying which representations and warranties and acknowledgments are not true and accurate.

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  IN WITNESS WHEREOF, the undersigned has hereby executed this Agreement this
________ day of ______, 1999.


                                    STAPLES, INC.

                                    By:
                                           ----------------------------------
                                    Title:
                                           ----------------------------------



  The Company hereby accepts the foregoing subscription subject to the terms and conditions set forth herein as of the ________ day of _______, 1999.


                                    DSL.NET, INC.


                                    By:
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                                    Title:
                                           ----------------------------------